Exhibit 99.1

POWERSECURE ADDS $25 MILLION OF NEW BUSINESS

—Includes approximately $10 million of new company-owned distributed generation projects—

WAKE FOREST, N.C. – October 2, 2013 – PowerSecure International, Inc. (NYSE: POWR) today announced it has been awarded approximately $25 million of new business, including approximately $10 million from new company-owned distributed generation (DG) projects.

In total, the new business awards include approximately $12 million of distributed generation (DG) business, approximately $10 million of additional utility infrastructure (UI) business, and approximately $3 million in new energy efficiency (EE) sales.

The approximately $12 million in new DG business includes the $10 million in new company-owned projects, plus approximately $2 million from a variety of turnkey DG projects.

The approximately $10 million in new additional UI awards include a $7 million award for a major metropolitan utility and $3 million in additional substation, transmission and distribution work for ongoing utility system maintenance and construction projects, primarily for large utilities.

The approximately $3 million in new EE awards are primarily from several new ESCO contracts to perform lighting, building envelope and other energy efficiency work for our ESCO customers.

“We continue to add new business across our service areas and are especially pleased to win significant new company-owned distributed generation projects, which generate recurring revenues and the highest gross margins in our portfolio,” said Sidney Hinton, chief executive officer of PowerSecure.

About PowerSecure

PowerSecure International, Inc. is a leading provider of utility and energy technologies to electric utilities, and their industrial, institutional and commercial customers. PowerSecure provides products and services in the areas of energy efficiency, distributed generation, and utility infrastructure. The company is a pioneer in developing Interactive Distributed Generation® (IDG®) power systems with sophisticated smart grid capabilities, including the ability to 1) forecast electricity demand and electronically deploy the systems to deliver more efficient and environmentally friendly power at peak times, 2) provide utilities with firm capacity to utilize for demand response and 3) provide customers with the most dependable standby power in the industry. Its proprietary distributed generation system designs utilize a range of technologies to deliver power, including renewables.

The company’s energy efficiency business develops efficient LED lighting technologies that improve the quality of light, including its proprietary EfficientLights® LED lighting products for grocery, drug and convenience stores, and its SecureLite and PowerLite street lights for utilities and municipalities. PowerSecure’s utility infrastructure team provides electric utilities with transmission and distribution infrastructure maintenance and construction services, and engineering and regulatory consulting services. Additional information is available at www.powersecure.com.

All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the amount and timing of the revenues associated with the new business discussed in this press release; the Company’s outlook, prospects and expectations for revenues, net income and E.P.S. results and growth generally; the anticipated results of the Company’s products, services, and technologies; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, those risks, uncertainties and other factors identified from time to time in the Company’s most recent Annual Report on Form 10-K, as well as in subsequent filings with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

Contact:

John Bluth

PowerSecure International, Inc.

+1 919 453 2103

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